Exhibit 99.1

Certification

Pursuant to 18 U.S.C. § 1350, I, George Feldenkreis, the Chief Executive Officer of Perry Ellis International, Inc., a Florida corporation (the “Company”), hereby certify that the amendment on Form 10-K/A1 to the Company’s Annual Report on Form 10-K for the year ended January 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 19, 2003	/S/ GEORGE FELDENKREIS
	Name: Title:	George Feldenkreis Chairman and Chief Executive Officer (Chief Executive Officer)